Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-199441), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,
(2)	Registration Statement (Form S-8 No. 333-205116), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,
(3)	Registration Statement (Form S-8 No. 333-210045), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,
(4)	Registration Statement (Form S-8 No. 333-217807), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,
(5)	Registration Statement (Form S-8 No. 333-228151), pertaining to Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan,
(6)	Registration Statement (Form S-8 No. 333-232989), pertaining to Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan,
(7)	Registration Statement (Form S-8 No. 333- 254428), pertaining to Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan (filed on March 18, 2021),
(8)	Registration Statement (Form S-3 No. 333-249273) of Agile Therapeutics, Inc.,
(9)	Registration Statement (Form S-1 No. 333-264960) of Agile Therapeutics, Inc. and
(10)	Registration Statement (Form S-1MEF No. 333-265959) of Agile Therapeutics, Inc.

of our report dated March 22, 2023, with respect to the financial statements of Agile Therapeutics, Inc., included in this Annual Report (Form 10-K) of Agile Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Iselin, New Jersey

March 22, 2023